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                                                                     Exhibit 5.1

[KOHRMAN
 JACKSON &
 KRANTZ PLL
 LETTERHEAD]

                July 2, 2004

                Ceres Group, Inc.
                17800 Royalton Road
                Cleveland, OH  44136


                Re:  Registration Statement on Form S-8 Of Ceres Group, Inc.


                Ladies and Gentlemen:

                Ceres Group, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to an additional 1.0 million shares (the "Shares") of the Company's common stock, par value of $0.001 per share (the "Common Stock"), pursuant to stock grants, restricted stock grants and options (collectively, "Share Grants") granted or to be granted under the Ceres Group, Inc. 1998 Key Employee Share Incentive Plan as amended June 12, 2001 and May 19, 2004 (the "Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings attributed to them in the Registration Statement.

                    In connection with this opinion letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws, as amended, of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the Plan, Share Grants under the Plan and related matters; (iii) minutes of the annual meeting of stockholders of the Company approving the Plan; (iv) the Plan; and (v) such other documents and instruments as we have deemed necessary for providing this opinion letter.

                    We have assumed the genuineness of all signatures, the
                authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deem appropriate as a basis for rendering the opinions expressed below, and as to various questions of fact material to the opinions, we have

[KOHRMAN
 JACKSON &
 KRANTZ PLL
 LETTERHEAD]

                relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

                    Based upon the foregoing examination, we are of the opinion that (i) the Company presently has at least 1.0 million authorized and unissued shares of Common Stock from which the
                1.0 million Shares proposed to be sold pursuant to Share Grants under the Plan may be issued, and (ii) assuming (a) the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who receive Share Grants in accordance with the Plan and (b) the Shares are duly delivered against payment therefore in accordance with the terms of the Plan, the Shares issued pursuant to Share Grants in accordance with the Plan will be validly issued, fully paid and non-assessable.

                    We express no opinion other than as to the Federal law of
                the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion as an
                exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                KOHRMAN JACKSON & KRANTZ P.L.L.

                /s/ KOHRMAN JACKSON & KRANTZ P.L.L.

                By Christopher J. Hubbert, a partner


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